EXHIBIT 99.1
FOR IMMEDIATE RELEASE
MISCOR Group to Report Profitability for Fiscal Q1 2011
(amounts in 000’s)
MASSILLON, OH, April 29, 2011 —MISCOR Group, Ltd. (MIGL.PK) today announced that it expects to report for the first time in nine consecutive quarters that the Company has achieved profitability. Over the past year and a half, the company has undertaken a significant restructuring, changed senior leadership, and implemented a refocused management plan. Said CEO Michael P. Moore, who joined the company in June, 2010, “We have come through a difficult period. Like many other companies, MISCOR Group has not been immune to the challenges of operating in the unprecedented economic environment of the last 2-3 years. We are pleased that our refocused efforts are beginning to pay off.”
The Company expects to report an increase in quarterly sales by $250 or 3.1% to $8,281 for the three months ended April 3, 2011 when compared to $8,031 for the three months ended April 4, 2010. This represents growth in existing-customer sales volume as well as an expansion of the customer base.
The Company expects to report an increase in quarterly net income by $1,265 or 121% to $220 for the three months ended April 3, 2011 from ($1,045) for the three months ended April 4, 2010. Improvement of $1,173 was attributed to the Company’s continuing operations. Additionally, net income related to discontinued operations increased $92 as a result of a $104 increase in net income attributed to HK Engine Components (“HKEC”), offset by the disposal of American Motive Power, Inc., Ideal Consolidated, Inc. and Martell Electric, LLC during the first quarter 2010. The improvement in the operating results is due to the Company’s successful implementation and execution of the management plan, ability to generate production efficiencies, and the elimination of various selling, general and administrative expenses. The improved results at HKEC are due to greater demand from customers for engine components.
In making the announcement Moore noted, “The positive financial results were due to a number of factors, including company-wide focus on improving margins, right-sizing operations, and fixing the fundamentals to improve cash flow and generate positive EBITDA.” Moore continued, “The improved financial performance also can be attributed to an increase in sales, the company’s ability to implement operating efficiencies, and elimination of losses related to divested businesses.”
In December, 2009, MISCOR Group, Ltd. announced an overall restructuring plan which has been largely implemented. The plan included the divesture of subsidiaries in the Rail Services and Construction and Engineering Services segments, to align operations with their long-term vision and allow focus on industrial and utility services. Through December 2010, MISCOR has divested all but one of the various businesses within the Rail Services and Construction and Engineering Services segments. HKEC, in the Rail Services segment remains for sale.
Said Moore, “We are encouraged by the upward trend in our business levels and are confident the Company is appropriately structured and staffed with incredible people to achieve sustainable long-term growth and profitability. We seek to continue to strengthen and broaden our position as a provider of outsourced maintenance and repair and complementary services to the industries we serve throughout the United States. We have a strong team and a diverse portfolio of services to help our customers.”
The Company plans to release fiscal Q1 2011 financial results on Friday, May 13, 2011.
About MISCOR
Massillon, Ohio-based MISCOR Group, Ltd. (MIGL.PK) currently provides electrical and mechanical solutions to industrial, commercial and institutional customers through two segments: Industrial Services, consisting of the Company’s maintenance and repair services to several industries, including electric utilities, wind power, transportation, chemical, oil, pulp and paper, metal manufacturing and forming, and repairing, manufacturing, and remanufacturing industrial lifting magnets for the steel and scrap industries; and Rail Services, consisting of the Company’s manufacturing of power assemblies, engine parts, and other components related to large diesel engines.
MISCOR is in the process of upgrading its senior credit facility, which is expected to reduce interest expense, provide increased availability, and eliminate financially restrictive covenants. MISCOR also expects to repay or extend $4,000 of subordinated debt prior to its scheduled maturity date of November 2011. These conditions, coupled with previously recurring losses, caused our auditors to express doubt in their report on our December 31, 2010 financial statements as to our ability to continue as a going concern. No adjustments to the reported financial information have been made that may result from this uncertainty.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” or variations of such words and similar expressions are intended to identify forward-looking statements. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, and may cover such items as the Company’s future plans, objectives, events, contract pricing and results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Risk Factors include, among others: price of raw materials, ability to win and service competitively priced new contracts in sufficient amounts to operate and expand effectively, employee turnover, ability to compete in highly competitive, geographically diverse marketplaces, ability to complete planned divestitures and varying and sometimes volatile economic conditions. For further discussion of risks and uncertainties, individuals should refer to the Company’s SEC filings. MISCOR Group, Ltd. undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release is issued. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Unaudited and Unreviewed Financial Results (amounts in 000’s) (4):

			12 Months Ended	12 Months Ended
	3 Months Ended	3 Months Ended	December 31,	December 31,
	April 3, 2011	April 4, 2010	2010	2009
Sales	$8,281	$8,031	$33,065	$31,390
Net Income	$220	$(1,045)	$(11,889)	$(20,468)
Net Income %	2.66%	-13.01%	-35.96%	-65.21%

EBITDA (1) (2)	$862	$(317)	$(9,117)	$(16,462)
EBITDA % (3)	10.41%	-3.95%	-27.57%	-52.44%

(1)	MISCOR Group, Ltd. uses certain non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures as shown in the tables in this press release. MISCOR Group, Ltd. believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, is useful to investors for the reasons noted below. There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon MISCOR Group, Ltd.’s reported financial results. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the table of non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in this press release.

(2)	MISCOR Group, Ltd. defines EBITDA as earnings before interest, income taxes, and depreciation and amortization. EBITDA is a non-GAAP financial measure used by management and the financial community to evaluate company performance, allocate resources and measure leverage and debt service capacity. Other companies may calculate EBITDA differently than MISCOR Group, Ltd., limiting its usefulness as a comparative measure.

(3)	MISCOR Group, Ltd. defines EBITADA % as EBITDA (as defined in “(2)” above) divided by sales. EBITDA % is a non-GAAP financial measure used by management and the financial community to evaluate company performance, allocate resources and measure leverage and debt service capacity. Other companies may calculate EBITDA % differently than MISCOR Group, Ltd., limiting its usefulness as a comparative measure.

(4)	The financial data above has been published prior to the SAS100 review by an independent registered accounting firm.

CONTACT:
Trisha Abbruzzi
MISCOR Group, Ltd.
(330) 830-3526 tabbruzzi@miscor.com